Exhibit 99

NEWS RELEASE

July 31, 2026

Dominion Energy Announces Second-Quarter 2026 Results

•
Second-quarter 2026 GAAP net income of $0.37 per share; operating earnings (non-GAAP) of $0.79 per share
•
Company reaffirms its full-year 2026 operating earnings guidance range of $3.45 to $3.69 per share, midpoint of $3.57 per share, and all financial guidance provided on its fourth quarter 2025 earnings call, including operating earnings, credit, dividend and long-term growth guidance

RICHMOND, Va. – Dominion Energy, Inc. (NYSE: D), today announced unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP, or reported earnings) for the three months ended June 30, 2026, of $340 million ($0.37 per share) compared with net income of $760 million ($0.88 per share) for the same period in 2025.

Operating earnings (non-GAAP) for the three months ended June 30, 2026, were $712 million ($0.79 per share), compared to operating earnings of $649 million ($0.75 per share) for the same period in 2025.

Differences between GAAP and operating earnings for the period include gains and losses on nuclear decommissioning trust funds, mark-to-market impact of economic hedging activities, regulated asset retirements, nonregulated asset impairments, and other adjustments. Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3, and 4 of this release.

Guidance

The company reaffirms its full-year 2026 operating earnings guidance range of $3.45 to $3.69 per share, midpoint of $3.57 per share, and all financial guidance provided on its fourth quarter 2025 earnings call, including operating earnings, credit, dividend and long-term growth guidance.

Webcast today

The company will host its second-quarter 2026 earnings call at 11 a.m. ET on Friday, July 31, 2026. Management will discuss matters of interest to financial and other stakeholders including recent financial results.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For individuals who prefer to join via telephone, domestic callers should dial 1-800-420-1459 and international callers should dial 1-203-518-9861. The conference ID for the telephonic earnings call is DOMINION. Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day July 31. A telephonic replay of the earnings call will be available beginning at about 2 p.m. ET on July 31. Domestic callers may access the recording by dialing 1-800-723-5154. International callers should dial 1-402-220-2661. The passcode for the replay is 17292.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings (non-GAAP) as the primary performance measurement of its results for public communications with analysts and investors. Operating earnings are defined as reported earnings adjusted for certain items. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans, and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power. In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, the mark-to-market impact of economic hedging activities, gains and losses on nuclear decommissioning trust funds, market-related impacts on pension and other postretirement benefit plans, acquisitions, divestitures, or extreme weather events and other natural disasters. At this time, Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings. Accordingly, Dominion Energy is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

About Dominion Energy

Dominion Energy (NYSE: D), headquartered in Richmond, Va., provides regulated electricity service to 3.6 million homes and businesses in Virginia, North Carolina, and South Carolina, and regulated natural gas service to 500,000 customers in South Carolina. The company is one of the nation’s leading developers and operators of regulated offshore wind and solar power and the largest producer of carbon-free electricity in New England. The company’s mission is to provide the reliable, affordable, and increasingly clean energy that powers its customers every day. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: risks and uncertainties that may impact the ability of the parties to complete the proposed merger with NextEra Energy at all, or within the terms and time frames initially anticipated, including the ability to obtain the requisite approvals of Dominion Energy and NextEra Energy’s shareholders, applicable regulatory approvals and any associated terms and conditions of such approvals and other events or changes in circumstances that could give rise to the termination of the merger agreement by either party; the impacts of the proposed merger with NextEra Energy, including certain covenants in the merger agreement, and any related uncertainties and disruptions on Dominion Energy’s business, including on its ability to hire and retain employees and/or on its relationships with regulators and other governmental agencies, customers, suppliers, vendors and/or other third parties; unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes in or interpretations of federal and state tax laws and regulations; changes to regulated rates collected by Dominion Energy; changes in rules for RTOs and ISOs in which Dominion Energy joins and/or participates; risks associated with entities in which Dominion Energy shares ownership with third parties, such as a 50% noncontrolling interest in the Coastal Virginia Offshore Wind (CVOW) commercial project, including risks that result from lack of sole decision making authority, disputes that may arise between Dominion Energy and third-party participants and difficulties in exiting these arrangements; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; risks and uncertainties that may impact the ability to construct the CVOW commercial project within the currently proposed timeline, or at all, and consistent with current cost estimates along with the ability to recover such costs from customers; risks and uncertainties associated with the timely receipt of future capital contributions, including optional capital contributions, if any, from the noncontrolling financing partner associated with the construction of the CVOW commercial project; changes to federal, state, and local environmental laws and regulations, including those related to climate change; cost of environmental strategy and compliance, including cost related to climate change; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; unplanned outages at facilities in which Dominion Energy has an ownership interest; risks associated with the operation of nuclear facilities; changes in operating, maintenance or construction costs; the availability of nuclear fuel, natural gas, purchased power or other materials utilized by Dominion Energy to provide electric generation, transmission and distribution and/or gas distribution services; additional competition in Dominion Energy’s industries; changes in technology; changes in demand for Dominion Energy’s services; risks and uncertainties associated with increased energy demand or significant accelerated growth in demand due to new data centers, including the concentration of data centers primarily in Loudoun County, Va., and the ability to obtain regulatory approvals, environmental and other permits to construct new facilities in a timely manner; the technological and economic feasibility of large-scale battery storage, carbon capture and storage, small modular reactors, hydrogen, and/or other clean energy technologies; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, or retirements of assets based on asset portfolio reviews; adverse outcomes in litigation matters or regulatory proceedings; counterparty credit and performance risk; fluctuations in energy-related commodity prices; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; and political and economic conditions, including tariffs, inflation and deflation. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

News Category: Corporate & Financial

#####

For further information: Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com;

Investor Relations: David McFarland, (804) 819-2438 or David.M.McFarland@dominionenergy.com

Consolidated Statements of Income (GAAP)

Dominion Energy, Inc.
Consolidated Statements of Income *
Unaudited (GAAP Based)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(millions, except per share amounts)	2026	2025	2026	2025
Operating Revenue	$4,480	$3,810	$9,499	$7,886
Operating Expenses
Electric fuel and other energy-related purchases	1,315	946	2,921	1,908
Purchased electric capacity	80	18	149	27
Purchased gas	53	43	196	190
Other operations and maintenance(1)	1,878	933	2,828	1,877
Depreciation and amortization	615	580	1,246	1,162
Other taxes	210	194	438	403
Total operating expenses	4,151	2,714	7,778	5,567
Income (loss) from operations	329	1,096	1,721	2,319
Other income (expense)	678	442	681	452
Interest and related charges	555	505	1,116	986
Income (loss) from continuing operations including noncontrolling interests before income tax expense (benefit)	452	1,033	1,286	1,785
Income tax expense (benefit)	122	220	170	260
Net Income (loss) from continuing operations	330	813	1,116	1,525
Net Income (loss) from discontinued operations	(1)	1	(2)	-
Net Income (loss) including noncontrolling interests	329	814	1,114	1,525
Noncontrolling interests	(11)	54	153	100
Net Income (loss) attributable to Dominion Energy	$340	$760	$961	$1,425
Amounts attributable to Dominion Energy
Net Income (loss) from continuing operations	$341	$759	$963	$1,425
Net Income (loss) from discontinued operations	(1)	1	(2)	-
Net Income (loss) attributable to Dominion Energy	$340	$760	$961	$1,425
Reported Income (loss) per common share from continuing operations - diluted	$0.37	$0.88	$1.07	$1.65
Reported Income (loss) per common share from discontinued operations - diluted	-	-	-	-
Reported Income (loss) per common share - diluted	$0.37	$0.88	$1.07	$1.65
Average shares outstanding, diluted	882.1	853.2	881.1	852.7
(1)
Includes impairment of assets and other charges (benefits).

*The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited

	Three Months Ended June 30,			Six Months Ended June 30,
(millions, except per share amounts)	2026	2025	Change	2026	2025	Change
REPORTED EARNINGS(1)	$340	$760	$(420)	$961	$1,425	$(464)
Pre-tax loss (income)(2)	363	(217)	580	698	-	698
Income tax(2)	9	106	(97)	(100)	27	(127)
Adjustments to reported earnings	372	(111)	483	598	27	571

OPERATING EARNINGS (non-GAAP)	$712	$649	$63	$1,559	$1,452	$107
By segment:
Dominion Energy Virginia	$670	$549	$121	$1,340	$1,110	$230
Dominion Energy South Carolina	105	109	(4)	231	261	(30)
Contracted Energy	31	47	(16)	150	156	(6)
Corporate and Other	(94)	(56)	(38)	(162)	(75)	(87)
	$712	$649	$63	$1,559	$1,452	$107
Earnings Per Share (EPS)(3):
REPORTED EARNINGS(1)	$0.37	$0.88	$(0.51)	$1.07	$1.65	$(0.58)
Adjustments to reported earnings (after-tax)	0.42	(0.13)	0.55	0.68	0.03	0.65
OPERATING EARNINGS (non-GAAP)	$0.79	$0.75	$0.04	$1.75	$1.68	$0.07
By segment:
Dominion Energy Virginia	$0.76	$0.64	$0.12	$1.53	$1.30	$0.23
Dominion Energy South Carolina	0.12	0.13	(0.01)	0.26	0.31	(0.05)
Contracted Energy	0.03	0.05	(0.02)	0.17	0.18	(0.01)
Corporate and Other	(0.12)	(0.07)	(0.05)	(0.21)	(0.11)	(0.10)
	$0.79	$0.75	$0.04	$1.75	$1.68	$0.07
Common Shares Outstanding (average, diluted)	882.1	853.2		881.1	852.7

(1)
Determined in accordance with Generally Accepted Accounting Principles (GAAP).
(2)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(3)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. During each quarter of 2026 and 2025, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series C preferred stock of $11 million. See Forms 10-Q and 10-K for additional information.

Schedule 2 - Reconciliation of 2026 Reported Earnings to Operating Earnings

2026 Earnings (Six Months Ended June 30, 2026)

The $698 million pre-tax net loss of the adjustments included in 2026 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$232 million net market benefit primarily associated with $341 million from nuclear decommissioning trusts (NDT) offset by $109 million in economic hedging activities.
•
$95 million of regulated asset retirements and other charges (benefits) primarily due to a net charge associated with Virginia Power’s share of costs not expected to be recovered from customers on the Coastal Virginia Offshore Wind (CVOW) Commercial project.
•
$704 million of nonregulated asset impairments and other charges (benefits) primarily due to an $820 million charge associated with nonregulated renewable natural gas facilities and a $78 million charge associated with certain nonregulated solar generation facilities offset by a $195 million benefit related to the revision of asset retirement obligations at Millstone nuclear power station.

(millions, except per share amounts)	1Q26	2Q26	3Q26	4Q26	YTD 2026(4)
Reported earnings	$621	$340			$961
Adjustments to reported earnings(1):
Pre-tax loss (income)	335	363			698
Income tax (benefit)	(109)	9			(100)
	226	372	-	-	598
Operating earnings (non-GAAP)	$847	$712	$-	$-	$1,559
Common shares outstanding (average, diluted)	880.1	882.1			881.1
Reported earnings per share(2)	$0.69	$0.37			$1.07
Adjustments to reported earnings per share(2)	0.26	0.42			0.68
Operating earnings (non-GAAP) per share(2)	$0.95	$0.79	$-	$-	$1.75

(1) Adjustments to reported earnings are reflected in the following table:
	1Q26	2Q26	3Q26	4Q26	YTD 2026
Pre-tax loss (income):
Net loss (gain) on NDT funds	$154	$(495)			$(341)
Mark-to-market impact of economic hedging activities	40	69			109
Merger related costs	-	13			13
Discontinued operations	1	1			2
DEV severe weather impacts	120	(4)			116
Regulated asset retirements and other charges (benefits)	(58)	153			95
Nonregulated asset impairments and other charges	78	626			704
	$335	$363	$-	$-	$698
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(3)	(109)	9			(100)
	$(109)	$9	$-	$-	$(100)

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. During each quarter of 2026, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series C preferred stock of $11 million. See Forms 10-Q and 10-K for additional information.
(3)
Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(4)
YTD EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2025 Reported Earnings to Operating Earnings

2025 Earnings (Twelve Months Ended December 31, 2025)

The $112 million pre-tax net income of the adjustments included in 2025 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$485 million net market benefit primarily associated with $507 million from nuclear decommissioning trusts (NDT) and $131 million on pension and other postretirement benefit (OPEB) plans offset by $153 million in economic hedging activities.
•
$258 million of regulated asset retirements and other charges primarily associated with Virginia Power’s share of costs not expected to be recovered from customers on the Coastal Virginia Offshore Wind (CVOW) Commercial project.

(millions, except per share amounts)	1Q25	2Q25	3Q25	4Q25	YTD 2025(4)
Reported earnings	$665	$760	$1,006	$567	$2,998
Adjustments to reported earnings(1):
Pre-tax loss (income)	217	(217)	(146)	34	(112)
Income tax (benefit)	(79)	106	61	(8)	80
	138	(111)	(85)	26	(32)
Operating earnings (non-GAAP)	$803	$649	$921	$593	$2,966
Common shares outstanding (average, diluted)	852.2	853.2	855.4	860.4	855.3
Reported earnings per share(2)	$0.77	$0.88	$1.16	$0.65	$3.45
Adjustments to reported earnings per share(2)	0.16	(0.13)	(0.10)	0.03	(0.03)
Operating earnings (non-GAAP) per share(2)	$0.93	$0.75	$1.06	$0.68	$3.42

(1) Adjustments to reported earnings are reflected in the following table:
	1Q25	2Q25	3Q25	4Q25	YTD 2025
Pre-tax loss (income):
Net loss (gain) on NDT funds	$133	$(289)	$(259)	$(92)	$(507)
Mark-to-market of pension and OPEB plans	-	-	-	(131)	(131)
Mark-to-market impact of economic hedging activities	(22)	21	47	107	153
Discontinued operations	1	2	2	4	9
DEV severe weather impacts	82	24	-	-	106
Regulated asset retirements and other charges	23	25	64	146	258
	$217	$(217)	$(146)	$34	$(112)
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(3)	(79)	106	61	(8)	80
	$(79)	$106	$61	$(8)	$80

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. During each quarter of 2025, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series C preferred stock of $11 million. See Forms 10-Q and 10-K for additional information.
(3)
Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(4)
YTD EPS may not equal sum of quarters due to share count differences.

Amounts for Q1 2025 reflect an immaterial revision related to income taxes on Dominion Energy’s nuclear decommissioning trusts. See 1st quarter Form 10-Q for more information.

Schedule 4 - Reconciliation of 2Q26 Earnings to 2Q25

Preliminary, Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026 vs. 2025		2026 vs. 2025
(millions, except per share amounts)	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS
Change in reported earnings (GAAP)	$(420)	$(0.51)	$(464)	$(0.58)
Change in Pre-tax loss (income)(1)	580	0.66	698	0.79
Change in Income tax(1)	(97)	(0.11)	(127)	(0.14)
Adjustments to reported earnings	$483	$0.55	$571	$0.65
Change in consolidated operating earnings (non-GAAP)	$63	$0.04	$107	$0.07

Dominion Energy Virginia
Weather	$(3)	$-	$29	$0.03
Customer usage and other factors	23	0.03	25	0.03
2025 Biennial Review impacts(2)	105	0.12	210	0.25
Rider equity return	79	0.09	163	0.19
Electric capacity expense	(34)	(0.04)	(76)	(0.09)
Storm damage and service restoration	(9)	(0.01)	(14)	(0.02)
Planned outage costs	(5)	(0.01)	(12)	(0.01)
Nuclear production tax credits	(15)	(0.02)	(31)	(0.04)
Depreciation and amortization	(11)	(0.01)	(20)	(0.02)
Salaries, wages, and benefits & administrative costs	(14)	(0.02)	(48)	(0.06)
Interest expense, net	8	0.01	7	0.01
Other	(3)	-	(3)	0.01
Share dilution	-	(0.02)	-	(0.05)
Change in contribution to operating earnings	$121	$0.12	$230	$0.23
Dominion Energy South Carolina
Weather	$(4)	$-	$(5)	$(0.01)
Customer usage and other factors	14	0.02	23	0.03
Customer-elected rate impacts	(1)	-	(2)	-
Base & RSA rate case impacts	7	0.01	13	0.02
Capital cost rider	(2)	-	(4)	-
Depreciation and amortization	(7)	(0.01)	(13)	(0.02)
Salaries, wages, and benefits & administrative costs	(4)	-	-	-
Interest expense, net	(2)	-	(4)	-
Other	(5)	(0.02)	(38)	(0.06)
Share dilution	-	(0.01)	-	(0.01)
Change in contribution to operating earnings	$(4)	$(0.01)	$(30)	$(0.05)
Contracted Energy
Margin	$28	$0.03	$78	$0.09
Planned Millstone outages(3)	4	-	4	-
Unplanned Millstone outages(3)	(3)	-	(3)	-
Depreciation and amortization	(13)	(0.02)	(32)	(0.04)
Salaries, wages, and benefits & administrative costs	(2)	-	(8)	(0.01)
Interest expense, net	(17)	(0.02)	(31)	(0.04)
Renewable energy investment tax credits	3	-	10	0.01
Renewable energy production tax credits(4)	7	0.01	21	0.02
Other	(23)	(0.02)	(45)	(0.03)
Share dilution	-	-	-	(0.01)
Change in contribution to operating earnings	$(16)	$(0.02)	$(6)	$(0.01)
Corporate and Other
Interest expense, net	$(51)	$(0.06)	$(96)	$(0.11)
Equity method investments	-	-	5	0.01
Pension and other postretirement benefit plans	6	0.01	11	0.01
Corporate service company costs	-	-	(2)	-
Other	7	-	(5)	(0.02)
Share dilution	-	-	-	0.01
Change in contribution to operating earnings	$(38)	$(0.05)	$(87)	$(0.10)

Change in consolidated operating earnings (non-GAAP)	$63	$0.04	$107	$0.07
Change in adjustments included in reported earnings(1)	$(483)	$(0.55)	$(571)	$(0.65)
Change in consolidated reported earnings	$(420)	$(0.51)	$(464)	$(0.58)
(1)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(2)
Includes the impacts of non-jurisdictional customers.
(3)
Includes earnings impact from outage costs and lower energy margins.
(4)
Includes an increase from renewable natural gas facilities of $6 million and $20 million for the quarter and year-to-date periods, respectively.

NOTE: Figures may not sum due to rounding.